LG&E Energy L.L.C. Investments in EWGS and FUCOS: Item 9, Part 1(a)
U5S
Item 9

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                                                                Description of Electric
                                                               Generation, Transmission
                                                              and Distribution Facilities
                                           Business              and Gas Distribution                      Owner(s)/
 Name of Company      Location              Address                    Facilties                         Investors(s)
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
Centro           Cordoba, Argentina Hipolito Yrigoyen 475  Natural gas distribution company LG&E Power Argentina II, L.L.C (45.9%)
                                    Cordoba, Argentina.    serving approximately .4 million Societa Italiana per IL Gas per Azioni
                                                           customers. (44.1%)               Miscellaneous Investors (10%)


Cuyana           Cordoba, Argentina Hipolito Yrigoyen 475  Natural gas distribution company LG&E Power Argentina III, L.L.C (14.4%)
                                    Cordoba, Argentina.    serving approximately .4 million Societa Italiana per IL Gas per Azioni
                                                           customers. (45.6%)               Miscellaneous Investors (40%)


Gas Ban          Buenos Aires,      Isabel La Catolica 939 Natural gas distribution company LG&E Power Argentina III (19.6%)
                 Argentina          Buenos Aires,          serving approximately            Gas Natural Internacional SDG, S.A
                                    Argentina              1.2 million customers.           (50.4%)
                                                                                            Miscellaneous Investors (30%)

Tarifa           Tarifa, Spain      Carretera N-340        30MW wind generation facility    LG&E Power Spain (45.9%)
                                    Km 90.700              near the Straits of Gibraltar.   Ineuropa (Acciona, S.A.) (23.4%)
                                    Tarifa CADIZ 11380                                      Torreal, S.A. (23.4%)
                                                                                            Nuienerg (7.3%)

ROVA             Roanoke Rapids, NC Highway 158 & Railroad 209 MW cogeneration facilities.  LG&E Roanoke Valley LP (50%)
                                    Street                                                  Westmoreland Roanoke Valley LP (50%)
                                    PO Box 351
                                    Roanoke Rapids, NC
                                    27890

Windpower        Salt Flat, TX      220 West Main Street,  Renewable electricity generation.LG&E Power 31, Inc. (.33%)
Partners 1994                       Floor 10                                                Quixx WPP94, Inc. (.33%)
                                    Louisville, KY  40243                                   LQ GP, LLC (.34%)
                                                                                            LG&E Power 31, LP (24.67%)
                                                                                            Quixx Corporation (24.67%)
                                                                                            Credit Suisse Leasing 92A, LP (25.00%)
                                                                                            LQC LP, LLC (24.66%)

WKE              Henderson, KY, USA 145 North Main Street  WKE is in the business of        LG&E Energy Capital Corp. (100%)
                                    Henderson,             KY 42419 operating
                                                           the generating assets
                                                           of Big Rivers and two
                                                           units owned by the
                                                           City of Henderson.
                                                           Total gross output of
                                                           the plants is 1,771
                                                           MW.

EEI              Joppa, Illinois,   PO Box 165             EEI provides electric energy to  Kentucky Utilities (20%)
                 USA                Joppa, Illinois 62953  a uranium enrichment plant       Union Electric Company (40%)'
                                                           located near Paducah, Kentucky   Cental Illinois Public Service Company
                                                           by the United States Enrichment  (20%)
                                                           Corporation.                     Illinois Power Company (20%)

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